UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation

On April 29, 2020, H-Cyte, Inc. (the “Company”) issued a promissory note (the “Note”) in the principal amount of $809,082 to the Bank of Tampa in connection with a loan in such amount made under the Payroll Protection Program (the “PPP”). The Note bears interest at a rate of 1% per annum. The Note is payable in 18 monthly payments of $45,533.23 commencing 6 months from the date of the Note. While the Note is dated April 29, 2020, the loan was not formally approved and funded until May 7, 2020.

The loan is re-payable in 18 monthly payments commencing November 29, 2020. The Company can apply for loan forgiveness in an amount equal to the sum of the following costs incurred by the Company:

1) payroll costs;

2) any payment of interest on covered mortgage obligations;

3) any payment on a covered rent obligation; and

4) any covered utility payment

The amount forgiven will be calculated (and may be reduced) in accordance with the Paycheck Protection Program. Not more than 25% of the amount forgiven can be attributed to non-payroll costs.

Item 5.02 Departure of Directors or Certain Officers

On May 7, 2020, William Horne, the Company’s CEO and Chairman tendered his resignation as CEO effective when the Company finds a suitable replacement with more FDA experience. Until such successor is retained, Mr. Horne will remain as the CEO and Chief Executive Officer. Mr. Horne’s resignation does not go to his position as Chairman of the Board or as a Director. The resignation was not as a result of any disagreement with the Company or its policies and practices.

Item 8.01 Other Events

The Company will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules thereunder dated March 4, 2020 (Release No. 34-88318) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended march 31, 2020 (the “Report”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused severe disruptions in transportation and limited access to the Company’s facilities resulting in limited support from its staff and professional advisors. This has in turn, delayed the Company’s ability to prepare and file the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than June 29, 2020 (which is 45 days from the Report’s original filing deadline of May 15, 2020).

The Company will be including the following disclosure with regard to the effect of the coronavirus in the Management’s Discussion and Analysis of Financial Condition Section into its Report:

The recent coronavirus (COVID-19) outbreak has adversely affect our financial condition and results of operation.

The coronavirus outbreak (“COVID-19”) has adversely affected the Company’s financial condition and results of operations. In the first quarter of 2020, the Company took steps to protect its vulnerable patient base (elderly patients suffering from chronic lung disease) by cancelling all treatments effective March 23, 2020 through at least the end of July. The Company made the decision in late March, to layoff approximately 40% of its employee base, including corporate and clinical employees and to cease operations at the LHI clinics in Tampa, Scottsdale, Pittsburgh, and Dallas. The Company will reevaluate when operations will recommence at these clinics as more information about COVID-19 becomes available

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: May 13, 2020	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer